EXHIBIT  3.1


FILED

In the office of the
Secretary of State of the
State of Nevada
July 13, 1999
No. C 8120-88
/s/ Dean Heller
Dean Heller, Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           ASIAN PACIFIC COMPANY, LTD.


The undersigned, being the President and Secretary of Asian Pacific Company, Ltd., hereby declare that the original Articles of the corporation were filed with the Secretary of State of the State of Nevada o October 10, 1988. Pursuant to the provisions of NRS 78.385-390, at a duly noticed and convened meeting on June 24, 1999, the Shareholders of the corporation, representing a majority of the of the voting power of company's Common Stock, unanimously voted for the following amendment to the Articles of Incorporation:

                                   ARTICLE IV
                                   ----------

The amount of the total authorized capital stock of the corporation shall be One
Hundred  Thousand  Dollars   ($100,000),   consisting  of  One  Hundred  Million
(100,000,000) shares of Common Stock, par value $.001 per share.

         THE UNDERSIGNED, being the President and Secretary of Asian Pacific Company, Ltd. hereby declare and certify that the facts herein stated are true and, accordingly, have hereunto set their hands this 29th day of June 1999.
                                                     ----        ----



                              By: /s/ SIMON TAM
                                  -------------------------
                                      Simon Tam, President


                              By: /s/ RONALD TAM
                                  -------------------------
                                      Ronald Tam, Secretary


PROVINCE OF BRITISH COLUMBIA        )
                                    )Ss;
COUNTRY OF CANADA                   )

On this 29th day of June, 1999, before me, a Notary Public,  personally appeared
        ----        ----
Simon Tam and Roland Tam, personally known or proven to me to be the President and Secretary, respectively, of Asian Pacific Company, Ltd. and that they executed the above instrument.

                                                  Ralph Yetman
By: /s/ RALPH YETMAN                              Barrister & Solicitor
    ----------------                              2100-1066 West Hastings Street
        Ralph Yetman                              Vancouver, B.C. V6E 3X2
        Notary Public                             Telephone (604) 687-8080

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

Received August 31, 1992
Secretary of State

                            CERTIFICATE OF AMENDMENT
                                   TO ARTICLES
                                       OF
                      CONNECTION CHINA TRADING CORPORATION


Pursuant to the applicable provisions of the Nevada Revised Statutes the undersigned corporation adopts this Article of Amendment to its Articles of
Incorporation:

Amendment #1

                                    ARTICLE I

The complete name of this corporation is; Connection China Trading Corporation.

Article I of the Articles of Incorporation as now filled is stricken in its entirety, and the following Article I substitute therefor as if it had been a part of the original Articles of Incorporation;

                                    ARTICLE I

The complete name of this Corporation is; Asian Pacific Company, Ltd.

This amendment was submitted to the stockholders of this corporation for approval in the manner provided by the Nevada Revised Statutes Section 78.385 and 78.390. Stockholders representing ownership in excess of fifty (50) percent of the total number of shares issued an outstanding voted in favor of the amendment, and, for the amendment to become effective upon the date said amendment is filed in the office of the Secretary of the State of Nevada.

Dated: 08/24/92


By: /s/ CHARLES BOEGGEMAN                           By: /s/ ALBIN E. DANELL
     --------------------                               ------------------------
     Charles Boeggeman                                      Albin E. Danell, Esq
     President                                              Secretary


State of California            )
County of Santa Clara          )

On August  28,  1992,  before  me JUDY L.  DANELL a Notary  personally  appeared
   ----------
Charles Y. Boeggeman personally known to me and Albin E. Danell personally known to me and to be the persons who executed the within instrument a President and Secretary of the corporation therein named and acknowledged to me that the corporation therein named and acknowledged to me that the corporation executed it.

Dated: August 28, 1992                          By: /s/ JUDY L. DANELL
       ---------------                              ----------------------------
Official Seal                                           Judy L. Danell
Judy L Danell                                           Notary Public
Notary Public California
Santa Clara County
My Comm. Expires September 15, 1995

PAGE>

FILED                                                    FILING FEE: 75.00
In the office of the                                     BY: SWISS PACIFIC GROUP
Secretary of State of the                                111 W. DYER RD., STE D
State of Nevada                                          SANTA ANA, CA 92707
October 16,1988
Frankie Sue DelPapa, Secretary of State
/s/ Frankie Sue DelPapa
File No: 8120-88
                                    ARTICLES
                                       of
                                  INCORPORATION
                                       Of

                      Connection China Trading Corporation

                                    ARTICLE I

The complete name of the Corporation is to be:

                      Connection China Trading Corporation

                                   ARTICLE II

Its principal office in the state of Nevada is to be located at 1200 South Eastern Avenue, In the City of Las Vegas, County of Clark. The registered agent in charge thereof is Kelly H. Swanson, Esq.

                                   ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation laws of Nevada.

                                   ARTICLE IV

The total amount of authorized Capital stock of this Corporation is 20,000,000 shares having a per value of $.001 per share. Each share shall be entitled to the same dividend, liquidation, and voting rights.

                                    ARTICLE V

The members of the governing board of this Corporation shall be styled directors and the number thereof at the inception of this Corporation shall be one (1). The Directors need not be Shareholders of this Corporation, nor residents or the State of Nevada. The number of Directors may from time to time be increased or decreased in such manner as shall be provided for by the ByLaws of this Corporation. The name and post office address of the first Board or Directors who shall hold office until his successor is duty elected, is as follows:

         Name                                  Address

         John F. Jimenez Winfield              1200 South Eastern Avenue
                                               Las Vegas, Nevada 89104

                                   ARTICLE VI

The Capital stock of this Corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assed to pay debts of this Corporation.

                                   ARTICLE VII

The name and address of the Incorporator signing these Articles of Incorporation Is as follows:

         Name                                Address

         John F. Jimenez Winfield            1200 South Eastern Avenue
                                             Las Vegas, Nevada 89104

                                  ARTICLE VIII

The period of duration of this Corporation shall be perpetual unless otherwise amended by the Shareholders.

                                   ARTICLE IX

The Directors shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital and to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the property and franchise of this Corporation.

With the consent in writing, and pursuant to a vote or the majority of the holders of the Capital stock issued and outstanding, the Directors shall have the authority to dispose of, in any manner, the whole property of this Corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any or them shall be open to the inspection or the Shareholders; and no shareholder shall have any right or inspection of any account, book, or document of this Corporation, except as conferred by the law or By-Laws or by resolution of the Shareholders.

The Shareholders and Directors shall have the power to hold meetings and keep the books, documents and papers of this Corporation, except as conferred by the low or By-Laws or by resolution of the Shareholders.

The Shareholders and Directors shall have the power to hold meetings and keep the books, documents and papers of the Corporation Outside of the State of Nevada, at such places as may be from time to time designated by the By-Laws or by resolution of the Shareholders and Directors, except as otherwise required by the laws of Nevada.

It is the intention that the objects, purposes and powers specified in Article III hereof shall, except where otherwise specified in Article III, be nowise limited or restricted by reference to or inference from the terms of any other clause or Article in this Certificate of Incorporation, but that the object, purpose and powers fled in Article III and each of the clauses or Articles of this Charter shall be regarded as Independent objects, purposes, and powers.

                                    ARTICLE X

After the formation of this Corporation, each Shareholder shall be entitled to purchase and/or subscribe for the number of shares of this Corporation which may hereafter be authorized and issued for money. Each Shareholder shall have the same rights as any individual to purchase sold stock, but shall not have any pre-emptive rights as that term is defined under NRS 78.265.

IN WITNESS WHEREOF, I, the undersigned constituting the sole Incorporator and intended Shareholder, being less than three Shareholders, for the purpose of forming a Corporation under the laws of the State of Nevada, do make, file and record these Article of Incorporation, and do certify that the facts herein are true and I have accordingly hereunto set my hand this day of August, 1988.


                         By: /s/ JOHN F. JIMENEZ WINFIELD
                         -----------------------------------------------
                         John F. Jimenez Winfield
                         Incorporator

COUNTY OF ORANGE                    )
                                    )ss
STATE OF CALIFORNIA                 )

         On this 28th day of September,  1988, before me, a Notary Public in and
                 ----
for said County and State, personally appeared John F. Jimenez Winfield known to me to be the person whose name is subscribed to the foregoing Instrument, who duly acknowledged to me that he executed the same for the purpose therein mentioned.

IN WITNESS WHEREOF I have hereunto my hand and official seal in said County and State this day of September 1988.

                                       By: /s/ ROBERT B. FATTERNICK
                                            ------------------------------------
                                            Robert B. Fatternick
                                            Notary Public



Official Seal
Robert B. Fatternick
Notary Public California
Orange County



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